Exhibit 99.1

GENTIVA HEALTH SERVICES STOCKHOLDERS

APPROVE COMBINATION WITH KINDRED HEALTHCARE

ATLANTA – January 22, 2015 – Gentiva Health Services, Inc. (NASDAQ:GTIV) (“Gentiva” or the “Company”) today announced that all proposals necessary for the combination with Kindred Healthcare, Inc. (NYSE:KND) (“Kindred”) were approved by Gentiva’s stockholders at the Company’s Special Meeting of Stockholders held today. Gentiva and Kindred expect to complete the transaction on February 2, 2015.

As previously announced, on October 9, 2014, Kindred and Gentiva entered into a definitive agreement under which Kindred will combine with Gentiva for $14.50 per share in cash and 0.257 shares of Kindred common stock based upon an agreed upon fixed exchange ratio.

About Gentiva Health Services, Inc.

Gentiva Health Services, Inc. is one of the nation’s largest providers of home health, hospice and community care services, delivering innovative, high quality care to patients across the United States. Gentiva is a single source for skilled nursing; physical, occupational, speech and neurorehabilitation services; hospice services; social work; nutrition; disease management education; help with daily living activities; and other therapies and services.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-150 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky, with annual revenues of $5 billion and approximately 62,600 employees in 47 states. At September 30, 2014, Kindred through its subsidiaries provided healthcare services in 2,376 locations, including 97 transitional care hospitals, five inpatient rehabilitation hospitals, 99 nursing centers, 22 sub-acute units, 152 Kindred at Home hospice, home health and non-medical home care locations, 102 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,899 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for six years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the Company’s proposed business combination transaction with Kindred (including financing of the proposed transaction and the benefits, results, effects and timing of a transaction), all statements regarding the Company’s (and the Company’s and Kindred’s combined) expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements in this press release concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of the Company (and the combined businesses of the Company and Kindred), together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance or plans with respect to Kindred to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

Risks and uncertainties related to the proposed merger include, but are not limited to, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, uncertainties as to the timing of the merger, adverse effects on the Company’s stock price resulting from the announcement or completion of the merger, competitive responses to the announcement or completion of the merger, the risk that healthcare regulatory, licensure or other approvals and financing required for the consummation of the merger are not obtained or are obtained subject to terms and conditions that are not anticipated, costs and difficulties related to the integration of Kindred’s businesses and operations with the Company’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from the merger, uncertainties as to whether the completion of the merger or any transaction will have the accretive effect on the Company’s earnings or cash flows that it expects, unexpected costs, liabilities, charges or expenses resulting from the merger, litigation relating to the merger, the inability to retain key personnel, and any changes in general economic and/or industry-specific conditions.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price are set forth in the Company’s Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Financial and Investor Contact:		Media Contact:
	Gentiva Eric Slusser 770-951-6101 eric.slusser@gentiva.com		Kekst and Company Tom Davies 212-521-4873 Thomas-davies@kekst.com
or	John Mongelli 770-951-6496 john.mongelli@gentiva.com	or	Nathan Riggs 212-521-4804 Nathan-Riggs@kekst.com

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